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                                                                    EXHIBIT 99.5

           US DATAWORKS RAISES $4.65 MILLION THROUGH PRIVATE PLACEMENT


HOUSTON, TX - April 20, 2004- US Dataworks (AMEX:UDW) today announced the completion of a private placement of $4.65 million with certain major institutional investment funds. Under terms of the agreement signed April 16, 2004, the Company issued 2.89 million shares of common stock. In addition, the Company issued warrants to purchase up to 3.61 million shares of common stock at an exercise price of $1.61 per share.

US Dataworks expects to use the net proceeds from the private placement for working capital and general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The aforementioned securities have not been registered under the Securities Act of 1933 and may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT US DATAWORKS

US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.

FOR MORE INFORMATION:
CONTACT:
John Figone
US Dataworks, Inc.
(713) 934-3855 X250
jfigone@usdataworks.com
www.usdataworks.com

INVESTOR RELATIONS:
Cormac Glynn
CEOcast, Inc.
(212) 732-4300


EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE EXPECTED USE OF PROCEEDS FROM THE PRIVATE PLACEMENT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S POSITION IN THE MARKETPLACE, OUR ABILITY TO DEVELOP AND TIMELY INTRODUCE PRODUCTS THAT ADDRESS MARKET DEMAND, THE IMPACT OF ALTERNATIVE TECHNOLOGICAL ADVANCES AND COMPETITIVE PRODUCTS, MARKET FLUCTUATIONS, OUR ABILITY TO OBTAIN FUTURE FINANCING AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE SEC REPORTS OF US DATAWORKS, INC., INCLUDING ITS ANNUAL REPORT ON FORM 10-USB/A FOR THE PERIOD ENDED MARCH 31, 2003 AND ITS QUARTERLY REPORT ON FORM 10-USB/A FOR THE PERIOD ENDED DECEMBER 31, 2003. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. US DATAWORKS DISCLAIMS ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


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